UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the stockholders of ReShape Lifesciences Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), approved the ReShape Lifesciences Inc. 2022 Equity Incentive Plan (the “2022 Plan”) at the 2022 annual meeting of stockholders (the “Annual Meeting”). The Board previously approved the 2022 Plan, subject to approval by the Company’s stockholders, on November 9, 2022.

The 2022 Plan became effective immediately upon approval by the Company’s stockholders and will expire on December 13, 2032, unless terminated earlier by the Board. The 2022 Plan replaced the ReShape Lifesciences Inc. Second Amended and Restated 2003 Stock Incentive Plan. The 2022 Plan permits the Compensation Committee of the Board, or a subcommittee thereof, to grant to eligible employees, non-employee directors and consultants of the Company non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards. The Compensation Committee may select 2022 Plan participants and determine the nature and amount of awards to be granted.

Subject to adjustment as provided in the 2022 Plan, the maximum number of shares of Company common stock available for issuance under the 2022 Plan is 5,250,000 shares, together with certain permitted addbacks to the share reserve.

The foregoing summary of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2022 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2022 Plan can be found in “Proposal No. 2—Approval of 2022 Equity Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 10, 2022 (the “Proxy Statement”), which description is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on December 14, 2022.

At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Proxy Statement:

Proposal 1:

The Company’s stockholders elected Paul F. Hickey as a Class III director to hold office until the 2025 annual meeting of stockholders or until his successor is elected and qualified, or, if sooner, until his death, resignation or removal, as set forth below.

Votes For	Votes Withheld	Broker Non-Votes
5,366,444	580,976	8,480,529

Proposal 2:

The Company’s stockholders approved the ReShape Lifesciences Inc. 2022 Equity Incentive Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,721,022	2,142,351	84,047	8,480,529

Proposal 3:

The Company’s stockholders authorized the Board, in its discretion but in no event later than December 14, 2023, which is one year after the date of the Annual Meeting, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-30 to 1-for-100, such ratio to be determined by the Board and included in a public announcement, as set forth below.

Votes For	Votes Against	Abstentions
73,383,162	13,008,564	36,223

Proposal 4:

The Company’s stockholders approved an amendment to Article IV, Section 1 of the Certificate of Incorporation to increase the number of shares of common stock authorized for issuance to 300,000,000 shares, as set forth below.

Votes For	Votes Against	Abstentions
72,167,316	17,231,487	29,146

Proposal 5:

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,054,583	1,837,687	55,150	8,480,529

Proposal 6:

The Company’s stockholders approved, on an advisory basis, a frequency of every one year for future advisory votes on the compensation of the Company’s named executive officers, as set forth below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
4,104,141	365,935	1,234,449	242,895	8,480,529

Proposal 7:

The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, as set forth below.

Votes For	Votes Against	Abstentions
13,866,558	417,065	144,326

Item 9.01      Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	ReShape Lifesciences Inc. 2022 Equity Incentive Plan (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Dated: December 20, 2022